June 11, 1998


Datakey, Inc.
407 West Travelers Trail
Burnsville, Minnesota  55337

RE:      REGISTRATION STATEMENT ON FORM S-3 - EXHIBIT 5.1

Gentlemen/Ladies:

         We have acted as counsel for Datakey, Inc. (the "Company") in connection with the Company's filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933 (the "Act") of an offering of 896,134 shares of Common Stock (the "Shares") to be acquired by selling shareholders of the Company upon the conversion of outstanding shares of Series A Convertible Cumulative Preferred Stock (the "Preferred Stock") or upon exercise of certain stock purchase warrants (the "Warrants").

         In connection with rendering this opinion, we have reviewed the following:

         1.       The Company's Restated Articles of Incorporation, as amended;

         2.       The Company's Bylaws, as amended;

         3. Certain corporate resolutions, including resolutions of the Company's Board of Directors pertaining to the issuance by the Company of the shares of Preferred Stock, the Warrants and the Shares;

         4.       The Preferred Stock;

         5.       The Warrants; and

         6.       The Registration Statement.

         Based upon the foregoing and upon representations and information provided by the Company, we hereby advise you that in our opinion:

         1. The Company's Restated Articles of Incorporation validly authorize the issuance of the Shares registered pursuant to the Registration Statement.

         2. Upon exercise or conversion in accordance with the terms and conditions of the Preferred Stock or Warrants, the Shares to be sold by the selling shareholders named in the Registration Statement will be validly issued and outstanding, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" included in the Registration Statement and the related Prospectus.

Very truly yours,

FREDRIKSON & BYRON, P.A.

/s/ Thomas R. King
Thomas R. King, Vice President
Fredrikson & Byron, P.A.
900 Second Ave. S., #1100
Minneapolis, MN 55402
Telephone: (612) 347-7000
Facsimile: (612) 347-7077